Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
IntelGenx Technologies Corp

We consent to the use in this Registration Statement No. 333-190065 to Form S-1 of IntelGenx Technologies Corp. of our report dated March 30, 2015 relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2014 and 2013 appearing in this Registration Statement.

Yours very truly,

Richter LLP (Signed) 1

Montreal, Canada
April 20, 2015

1CPA auditor, CA, public accountancy permit No. A110982

T. 514.934.3400

Richter LLP
1981 McGill College
Mtl (Qc) H3A 0G6
www.richter.ca                                        Montréal, Toronto